POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby revokes all prior powers granted by the undersigned to the extent inconsistent herewith and constitutes and appoints Peter N. Perugini, Jr. to act as attorney-in-fact and agent, with power of substitution and re-substitution, for the undersigned in any and all capacities, solely for the purpose of signing any amendments to the Registration Statement on Form N-1A of Prospector Funds, Inc., and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

	By:	/s/ John D. Gillespie
John D. Gillespie

Dated as of September 7, 2007